Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-184754 and 333-276005) on Form S-8 of our report dated August 28, 2026, relating to the consolidated financial statements of Koss Corporation and Subsidiaries as of and for the years ended June 30, 2026 and 2025 appearing in this Annual Report on Form 10-K of Koss Corporation for the year ended June 30, 2026.

/s/ WIPFLI LLP

Radnor, Pennsylvania

August 28,  2026